UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

SITO MOBILE, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204
Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2015 (the “Closing Date”), SITO Mobile, Ltd. (the “Company”), SITO Mobile Solutions, Inc., a subsidiary of the Company, Hipcricket, Inc. (“Hipcricket”) and, solely as a guarantor of Hipcricket’s indemnity obligations, ESW Capital LLC entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which Buyer acquired assets of Hipcricket’s mobile advertising business (the “Purchased Assets”).

The Company paid $3,700,000 for the Purchased Assets by issuing to Hipcricket 6,205,602 shares of the Company’s common stock (the “Shares”), at an agreed-upon valuation of $2,400,000, and $1,300,000 in cash. The Company acquired all rights in, to contracts with Hipcricket’s mobile advertising customers, customer lists and records as well as certain intellectual assets and properties used in Hipcricket’s mobile advertising business. The Company hired certain employees of Hipcricket to service the Hipcricket customers.

The Agreement contains standard representations and warranties for a transaction of its nature. The Company and Hipcricket have agreed to indemnify each other for any breaches of representations, warranties and covenants given in the Agreement. The Agreement also contains certain non-compete covenants. Except with respect to fraud, neither Hipcricke nor Buyer, will have aggregate liability to the other in excess of $2,400,000.

In connection with the Shares of common stock issued or issuable under the Agreement, the Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The descriptions of the terms of the Agreement do not purport to be complete and are qualified in their entirety by the copy which is included as an exhibit to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report with respect to the Shares issued pursuant to the Agreement is incorporated by reference herein.

Pursuant to a Share Purchase Agreement, dated July 24, 2014 and filed on July 29, 2014 with a Current Report on Form 8-K( the “Purchase Agreement”),. among the Company, SITO Mobile Solutions, Inc., a wholly-owned subsidiary of the Company, DoubleVision Networks, Inc., (“DoubleVision”), and the shareholders of the DoubleVision (the “Sellers”), the Company issued to the Sellers 2,964,011 of the Company’s common stock to satisfy an earn –out provision in the Purchase Agreement. The shares of the Company’s common stock had a value equal to $1,000,000 valued using the method outlined in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.  The required financial statements will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(b)  Pro forma financial information.  An unaudited pro forma balance sheet, as of March 31, 2015 showing the effect of the Agreement and the Purchase Agreement is filed as Exhibit 99.2. The required pro forma financial information will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(d)  Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement
99.1	Press Release
99.2	Pro forma balance sheet as of March 31, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.

Date: July 10, 2015	By:	/s/ Jerry Hug
	Name:	Jerry Hug
	Title:	Chief Executive Officer and President

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